DATA
                                      ----

PART A - THIS PART LISTS YOUR PERSONAL DATA
------

OWNER:         [John Doe]  Age: [45]  Sex:[Male]   [if Owner is not Annuitant]

ANNUITANT:     [Annuitant is same as Owner for IRAs]  [John Doe]
               [Annuitant may or may not be the same as Owner for Non-Qualified]

               Age:[60]       Sex:[Male]

CERTIFICATE NUMBER:  [XXXX]

     ENDORSEMENTS ATTACHED:   [INSERT ONE OR MORE I.E., ENDORSEMENT APPLICABLE
                              TO IRA CERTIFICATES; ENDORSEMENT APPLICABLE TO
                              ROTH IRA CERTIFICATES; ENDORSEMENT APPLICABLE TO
                              NON-QUALIFIED CERTIFICATES; ENDORSEMENT APPLICABLE
                              TO MARKET VALUE ADJUSTMENT TERMS AND GUARANTEED
                              DEATH BENEFIT RIDER]

CONTRACT: GROUP ANNUITY CONTRACT NO. AC [0000]

     ISSUE DATE:    [March 8, 1999]

     CONTRACT DATE: [March 8, 1999]

ANNUITY COMMENCEMENT DATE:  [March 8, 2017]

     THE MAXIMUM MATURITY AGE IS AGE [90] - SEE SECTION 7.03

BENEFICIARY:   [Jane Doe]

PLAN:     [NOT APPLICABLE]



No. 94ICA/B (8/99)                                                  Data Page 1

TABLE OF GUARANTEED VALUES

     [Issue Age: 38, Male                    $1,000 ANNUAL CONTRIBUTION

     Number of Years                                  Guaranteed
     Since First Contribution                         Cash Value
     ------------------------                         ----------

                1                                        $913
                2                                       1,840
                3                                       2,795
                4                                       3,778
                5                                       4,791
                6                                       5,834
                7                                       6,908
                8                                       8,015
                9                                       9,155
               10                                      10,329
               11                                      11,538
               12                                      12,783
               13                                      14,133
               14                                      15,550
               15                                      17,011
               16                                      18,515
               17                                      20,064
               18                                      21,660
               19                                      23,303
               20                                      24,996
               21                                      26,740
               22                                      28,536
               23                                      31,346
               24                                      33,251
               25                                      35,214
               26                                      37,235
               27(age 65)                              39,317

The table illustrates minimum guaranteed values. It assumes a $1,000 Contribution made each year on the first month which follows the Contract Date. The table reflects (a) the maximum annual administrative charge of $65 and (b) the maximum withdrawal charge of 8% of Contributions made in the current and prior eleven Contract years, as provided in Section 8.01, with waiver at 59 1/2 and completion of at least 6 Contract Years. The table assumes that 100% of all Contributions and earnings are in the Guaranteed Interest Account.

Your actual values may differ from those shown above based on the level and frequency of your Contributions and election of any optional benefits.

Based on the above assumptions, the Guaranteed Paid-Up Monthly Annuity at age 65 is [$145.08]. This amount assumes a fixed benefit 100% joint & survivor life annuity (Sex distinct table). It will be reduced by any charge we make for any taxes (see Section 7.05). Other forms of Annuity Benefits may be available.]


No. 94ICA/B (8/99)                                                  Data Page 2

DATA Pages (Cont'd.)

PART B - This part lists the Certificate terms which affect the type of
------   Certificate you have.

[Initial Guaranteed Interest Rate       6.00% through July 31, 1999]
[Minimum Guaranteed Interest Rate       4% through December 31, 1999
                                        3% after December 31, 1999]

Investment Options available (See Part II); your allocation percentage (until changed) is also shown:

[Investment Option*                          Type      Allocation Percentage**
-------------------                          ----      -----------------------

o    Alliance Equity Index                   Type A
o    Alliance Growth & Income                Type A
o    Alliance Common Stock                   Type A
o    Alliance Global                         Type A
o    Alliance International                  Type A
o    Alliance Aggressive Stock               Type A
o    Alliance Growth Investors               Type A
o    Alliance Balanced                       Type A
o    Alliance Small Cap Growth               Type A
o    EQ/Alliance Premier Growth              Type A
o    Alliance Conservative Investors         Type B
o    Alliance Money Market                   Type B
o    Alliance Intermediate Gov't. Securities Type B
     o    Alliance Quality Bond              Type B
o    Alliance High Yield                     Type B
o    Capital Guardian Research               Type A
o    Capital Guardian US Equity              Type A
o    EQ/Evergreen Fund                       Type A
o    EQ/Evergreen Foundation Fund            Type A
o    T. Rowe Price International Stock       Type A
o    T. Rowe Price Equity Income             Type A
o    EQ/Putnam Growth & Income Value         Type A
o    EQ/Putnam Balanced                      Type A
o    MFS Research                            Type A
o    MFS Growth With Income                  Type A
o    MFS Emerging Growth Companies           Type A
o    Morgan Stanley Emerging Markets Equity  Type A
o    Warburg Pincus Small Company Value      Type A
o    Merrill Lynch World Strategy            Type A
o    Merrill Lynch Basic Value Equity        Type A
o    GUARANTEED INTEREST ACCOUNT             N/A

                                             Total:              100%]

GUARANTEED PERIOD ACCOUNT (FIXED MATURITY OPTION):
[Guarantee Periods***]
     Expiration Date and Guaranteed Rate
[*Investment Options shown are Investment Funds of our Separate Account [A], except the Guaranteed Period Account which is Separate Account No. [48].
**See Section 3.01
***Guarantee Periods are offered with varying expiration dates spanning an approximate 10 year period.
We reserve the right to limit the availability of Investment Options to not less than four Investment Funds as described in Section 2.04.



No. 94ICA/B (8/99)                                                  Data Page 3

PROCESSING DATES (SEE SECTION 1.20):

A Processing Date is generally [the last Business Day of each Contract Year], but may be any other date on which a fee is deducted from the Annuity Account Value in accordance with Section 8.02.

CONTRIBUTION LIMITS (SEE SECTION 3.02):

APPLICABLE TO IRA CERTIFICATES

[In addition to the maximum limits set by law as described in the Endorsement Applicable to IRA Certificates, we may refuse to accept any Contribution that is less than $50.]

APPLICABLE TO QP IRA CERTIFICATES ONLY

[The only Contributions [permitted are those which are "rollover contributions" as defined in the Endorsement.] [The minimum initial Contribution is $2,500.]

APPLICABLE TO NON-QUALIFIED CERTIFICATES

[Initial Contribution minimum $1,000]. [$250 for pre-authorized bank check] [We may refuse to accept any Contribution which is less than [$50] or if the Annuitant's current age at last birthday is 80 or greater, or if the total Contributions made would exceed:]

(a)  [$500,000, if the current age at last birthday is 75 or less;
(b)  $250,000, if the current age at last birthday is 76-79.]

TRANSFER RULES (SEE SECTION 4.02):

[If you have elected the Guaranteed Interest Account and any Type B Investment Option, whether or not amounts have actually been placed in any such Option, then the maximum amount that may be transferred from the Guaranteed Interest Account to any other Investment Option in any Contract Year is:

(a) 25% of the amount you have in the Guaranteed Interest Account on the last day of the prior Contract Year or, if greater,
(b) the total of all amounts transferred at your request from the Guaranteed Interest Account to any of the other Investment Options in the prior Contract Year.]

For a direct transfer to a third party of amounts under your Certificate or an exchange for another contract of another carrier, we will deduct a [$25] charge per occurrence.

We may raise the transfer charge up to a maximum of $65 for each direct transfer to a third party of amounts under your Certificate or for an exchange of another carrier's contract.

MINIMUM TRANSFER AMOUNT [$300 or the Annuity Account Value in an investment option if less.]

MINIMUM WITHDRAWAL AMOUNT (SEE SECTION 5.01): [$300 or the Annuity Account Value if less.] or [See Endorsement Applicable to Market Value Adjustment Terms.]

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE AFTER A WITHDRAWAL (SEE SECTION 5.02(a)): [$500].



No. 94ICA/B (8/99)                                                  Data Page 4

DEATH BENEFIT AMOUNT (SEE SECTION 6.01); SUBJECT TO THE TERMS, IF ANY, IN THE ENDORSEMENT CONCERNING A SUCCESSOR ANNUITANT/OWNER.

If you have elected the Guaranteed Death Benefit refer to the "Guaranteed Death Benefit Rider."

If you have not elected the Guaranteed Death Benefit then your Death Benefit amount will be:

The Annuity Account Value or, if greater, the sum of all Contributions made, less
(a)  any tax charge that applies and
(b)  the sum of all prior withdrawals and associated withdrawal charges if any.

NORMAL FORM OF ANNUITY (SEE SECTION 7.02):

     [Joint and Survivor Annuity Form] or [Life Period Certain Annuity Form] or [Life Annuity Form] or [Any form of payment that may be available as per Equitable's rules at the time]

MINIMUM AMOUNT TO BE APPLIED FOR AN ANNUITY (SEE SECTION 7.06):

     [$2,000], as well as minimum of [$20] for initial monthly annuity payment.

INTEREST RATE TO BE APPLIED OR MISSTATEMENT OF AGE OR SEX (SEE SECTION 7.06):

     [6% per year.]

WITHDRAWAL CHARGE (SEE SECTION 8.01):

6% of the amount withdrawn attributable to contributions made during the current and five prior Contract Years measured from the date of withdrawal. We reserve the right to change this percentage for future contributions, but it will never exceed 8% of the amount withdrawn attributable to contributions made during the current and eleven Contract Years prior to the withdrawal.

The first-in, first-out basis described in Section 8.01 applies.

FREE CORRIDOR AMOUNT (SEE SECTION 8.01):

     [15%] of Annuity Account Values as of the Transaction Date minus withdrawals made in current Contact Year. Amounts withdrawn up to the Free Corridor Amount will not be deemed a withdrawal of Contributions.]



No. 94ICA/B (8/99)                                                  Data Page 5

NO WITHDRAWAL CHARGES WILL APPLY IN THESE EVENTS, EACH OF WHICH OCCURS AFTER THE CONTRACT DATE:

     [(1) the Annuitant has completed at least 6 Contract Years and has attained age 59 1/2;

     (2)  the Annuitant dies and a death benefit is payable to the beneficiary;

     (3) the receipt by us of a properly completed election form providing for the Annuity Account Value to be used to buy a life annuity as described in the Contract; and

     (4)  in the event any of these conditions apply:

          a. the Annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration;

          b. you give us proof that the Annuitant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician);

          c. the Annuitant has been confined to a nursing home for more than 90 days as verified by a licensed physician. A nursing home for this purpose means one which is (i) approved by Medicare as a provider of skilled nursing care service, or (ii) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam and meets all of the following:

               o its main function is to provide skilled, intermediate or custodial care;

               o it provides continuous room and board to three or more persons;

               o    it is supervised by a registered nurse or practical nurse;

               o    it keeps daily medical records of each patient;

               o    it controls and records all medications dispensed; and

               o its primary service is other than to provide housing for residents.

     The withdrawal charge will apply with respect to a Contribution if the condition as described in this item (4) existed at the time the Contribution was remitted or if the condition began within the 12 month period following remittance.

     (5) request is made for a refund of a contribution in excess of amounts allowed to be contributed under Section 408 of the Code within one month of the date on which the contribution is made.]

ADMINISTRATIVE AND OTHER CHARGES (SEE SECTION 8.02):

     [The lesser of $30 or 2% of the Annuity Account Value for the first two Contract Years and $30 for each Contact Year thereafter. This amount may be increased to a maximum of $65 in accordance with Section 8.02.]

     [No Administrative Charge will apply if the Annuity Account Value is more than [$20,000] for IRAs or is more than [$25,000] for NQ and QP IRA.]

     [The Administrative Charges will be deducted on a pro rata basis among Investment Options. Also, the charges will be prorated for the Contract Year or portion thereof in which the Contract Date occurs or in which the Annuity Account Value is withdrawn or applied to provide an Annuity Benefit or death benefit.]

     [A charge of [.15%] will be deducted from the Annuity Account Value in accordance with the terms of the Guaranteed Death Benefit Rider.] We reserve the right to increase this charge but it will not exceed .30%.

TRANSFER CHARGE (SEE SECTION 8.03):

We have the right in accordance with Section 8.03 to impose a charge with respect to any transfer among the Investment Options of [$25] after [12] free transfers in a Contract Year.

DAILY SEPARATE ACCOUNT CHARGE (SEE SECTION 8.04):

[1.20%; this is subject to change as described in Sections 8.04 and 8.05, subject to a maximum of 2.00%. This charge is for financial accounting and for death benefits, mortality risk, expenses and expense risk that we assume.



No. 94ICA/B (8/99)                                                  Data Page 6

PART C - THIS PART LISTS THE TERMS WHICH APPLY TO THE MARKET VALUE ADJUSTMENT
------   TERMS ENDORSEMENT.

[DEATH BENEFIT AMOUNT: The larger of (a) the Annuity Account Value in Separate Account No. [48] and (b) the Guaranteed Period Amount.]

TRANSFER RULES (SEE SECTION 4.02):

[The minimum amount which may be transferred from the Guaranteed Period Account, after the initial allocation, is $300 or the Guaranteed Period Amount, if less.]

Transfers at Expiration Date (see item 1 of Endorsement): If no election is made with respect to amounts in the Guaranteed Period Account as of the Expiration Date, such amounts will be transferred into the Money Market Fund.

MVA FORMULA (SEE ITEM 3 OF ENDORSEMENT):

The current rate percentage we use in Item (c) of the formula is a maximum of [.50%].

[If we are no longer offering new Guarantee Periods, we will use a rate equal to the most recent Moody's Corporate Bond Yield Average-Monthly Average Corporates, for the duration required, as published by Moody's Investor Services, Inc. If such Moody's rate is not available, a rate based on a substantially similar average will be used.]



No. 94ICA/B (8/99)                                                  Data Page 7